UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018

CERES TACTICAL SYSTEMATIC L.P.

(Exact name of registrant as specified in its charter)

New York	000-50718	13-4224248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Management Agreement—AE Capital PTY Limited

On January 23, 2018, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant entered into a management agreement dated as of February 1, 2018 (the “Management Agreement”) with AE Capital PTY Limited, a Victoria, Australia limited proprietary company (“AE Capital”), pursuant to which AE Capital will manage the portion of the Registrant’s assets allocated to it.

The General Partner has initially selected AE Capital’s AE Systematic FX Fund Program, a proprietary, systematic strategy, to manage the Registrant’s assets allocated to AE Capital. This trading can be conducted either directly or indirectly through an investment in CMF AE Capital Master Fund LLC, a Delaware limited liability company.

Pursuant to the Management Agreement, the Registrant pays AE Capital a monthly management fee equal to 1.5% per year of the month-end net assets allocated to AE Capital. AE Capital also receives a quarterly incentive fee equal to 20% of new trading profits (as defined in the Management Agreement) earned by AE Capital in each calendar quarter.

The Management Agreement expires on December 31, 2018. If it is not terminated as of that date, it shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until it is otherwise terminated pursuant to the terms of the Management Agreement.

A copy of the Management Agreement is filed herewith as Exhibit 10.1.

Alternative Investment Selling Agent Agreement—Harbor Investment Advisory LLC

On January 19, 2018, the Registrant entered into an alternative investment selling agent agreement (the “Harbor Agreement”) by and among the Registrant, the General Partner and Harbor Investment Advisory LLC (“Harbor”).

Pursuant to the Harbor Agreement, Harbor has agreed to, among other things, provide certain limited services to certain owners of limited partnership interests in the Registrant (“Units”) who had acquired their Units prior to becoming clients of Harbor (“Harbor Clients”).

The Harbor Agreement is effective as of January 19, 2018. After September 30, 2018, the Registrant and the General Partner may renew the Harbor Agreement for additional one year periods upon notice to Harbor not less than 30 days prior to the expiration of the previous agreement. After September 30, 2018, any party may terminate the Harbor Agreement on 30 days’ prior written notice to the other party. A party may immediately terminate the Harbor Agreement on written notice on the dissolution, insolvency, or bankruptcy of any party and upon a material breach of the Harbor Agreement by the other party.

With respect to Harbor Clients, the Registrant shall pay Harbor a fee of 2.00% per year of the adjusted net assets of the Registrant attributable to Class A Units held by Harbor Clients. The fee shall be payable monthly. Harbor may share all or a substantial portion of such fees with its properly registered or exempted financial advisors who sell Class A Units.

A copy of the Harbor Agreement is filed herewith as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Management Agreement dated as of February 1, 2018, by and among the Registrant, the General Partner and AE Capital.

10.2	Harbor Agreement dated as of January 19, 2018, by and among the Registrant, the General Partner and Harbor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL SYSTEMATIC L.P.

By:	Ceres Managed Futures LLC
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: January 25, 2018